                                                                Exhibit 99.9

June 4, 2002


To whom it may concern:

The undersigned, John J. Russell, Jr., hereby consents to being named as a designee to be elected as a director of the registrant in the Registration Statement on Form S-4 of MeriStar Hotels & Resorts, Inc. relating to the proposed merger between MeriStar and Interstate Hotels Corporation, all prospectuses related thereto and all subsequent amendments thereto.



                                             Yours sincerely,


                                             /s/ John J. Russell, Jr.
                                             ----------------------------------
                                             John J. Russell, Jr.